EXHIBIT 5.1

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

January 18, 2008

Osiris Therapeutics, Inc.

7015 Albert Einstein Drive

Columbia, Maryland 21046

Re:          Osiris Therapeutics, Inc. Registration Statement on Form S–3

Ladies and Gentleman:

We have acted as counsel for Osiris Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S–3 (the “Registration Statement”) filed with the Securities Exchange Commission on the date referenced above under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of common stock, $.001 par value per share (the “Common Stock”), of the Company covering the offering and sale of up to 2,267,855 shares of Common Stock by the Selling Stockholders named in the Registration Statement (the “Shares”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the certificate of incorporation of the Company, as amended to date; and (iii) the bylaws of the Company.  We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus included therein.

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law as published in 53 Business Lawyer 831 (May 1998).

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP